Exhibit 99.2

B. Riley Securities Provides Business and Financial Update
Following Carve-Out Transaction

LOS ANGELES, May 19, 2025 – B. Riley Securities Holdings, Inc. (“B. Riley Securities,” “BRS” or the “Company”), a leading middle market investment bank, today provided a business and financial update following its previously announced carve-out transaction with B. Riley Financial, Inc. (“BRF”), and in anticipation of BRS’ future filings of financial statements and quotation on the OTC Markets.

Andy Moore, Chairman and Co-CEO, B. Riley Securities, stated:

“We remain relentlessly focused on delivering for our clients. With our previously announced carve-out from BRF, we are able to provide greater financial transparency and a clearer view into the underlying strength of our business. We are committed to providing our stakeholders with increased visibility into our strategy and vision for value creation. Although transactional activity has been tempered by macro uncertainty, volatility has often presented compelling opportunities for us to gain market share with differentiated, client-focused execution. As a trusted partner to middle market companies and those who invest in them, we take a long-term view in positioning BRS for sustainable growth and maximizing shareholder value.”

Jimmy Baker, Co-CEO & Head of Capital Markets at B. Riley Securities, commented:

“We are proud of how our team navigated a challenging 2024. Over the course of last year, we raised $16.5 billion in debt and equity on behalf of our clients and expanded our capabilities in key areas including Convertibles and Liability Management. In addition, our advisory practice is now more closely aligned with our core clients’ interests with a sharpened strategic focus on Capital Markets. We have also continued to invest in talent across Equity Research, Sales & Trading, and Investment Banking. It will take time for the full impact of our previously announced carve-out and the contribution of our new team members to materialize in our financial results. Our focus remains firmly on long-term value creation and making BRS a destination for top middle market talent while creating opportunities for growth and leadership within our firm.”

Adjusted Year 2024 Financial Highlights

On an adjusted basis, BRS delivered total revenue of $217.7 million, adjusted net revenue of $211.0 million, a net loss of $14.5 million, and adjusted net income of $33.1 million.

The adjusted basis referred to gives effect to the March 2025 contributions of Cascadia Investments Inc. (OTCMKTS: CDIV) and other subsidiaries to BRS as part of the carve-out, as if those contributions had been completed on January 1, 2024. For a reconciliation of non-GAAP measures to their corresponding GAAP measures and additional disclosures, see “Note Regarding Use of Non-GAAP Financial Measures” and the tables below.

In January 2025, the Company repaid all $12.4 million of its outstanding debt.

Reflecting primarily the impact of pre-carve out distributions to BRF, losses pertaining to a legacy investment, cash use in connection with year-end compensation and repayment of debt as discussed above, BRS stands completely debt-free with $68 million in cash and securities owned as of the carve-out effective date.

About B. Riley Securities (BRS)

BRS provides a full suite of investment banking and capital markets services to corporations, financial sponsors, and institutional investors across all industry verticals. Investment banking services include initial, secondary, and follow-on offerings, institutional private placements, merger and acquisition (M&A) advisory, SPACs, corporate restructuring and liability management. Widely recognized for its thematic proprietary equity research, clients benefit from BRS’ extensive network, industry expertise, and proven execution capabilities of its end-to-end financial services platform. For more information, visit www.brileysecurities.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain information set forth herein, including adjusted net revenue and adjusted net income (loss), may be considered non-GAAP financial measures. B. Riley Securities believes this information is useful to investors because it provides a basis for measuring the operating performance of the Company’s business and its revenues and cash flow, (i) excluding in the case of adjusted net revenue, trading gains (losses) on legacy investment positions (net of “regular way” fixed income trading revenue) and fair value adjustments on loans, and including Securities Lending interest expense and (ii) excluding in the case of adjusted net income, fair value adjustments, stock-based compensation, trading gains (losses) on legacy investment positions (net of “regular way” fixed income trading revenue), fair value adjustments on loans and other investment-related expenses, and including the estimated related tax expense or benefit on the aforementioned adjustments, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

B. RILEY SECURITIES HOLDINGS, INC.

Condensed Consolidated Balance Sheet as of December 31, 2024

(Unaudited)

(in thousands)

	B. Riley Securities, Inc. (1)	Other wholly owned unaudited subsidiaries (2)	As Adjusted B. Riley Securities Holdings, Inc.

Assets:
Cash and cash equivalents	$40,926	$1,213	$42,139
Receivables	70,006	(36,298)	33,708
Securities borrowed	43,022	-	43,022
Securities owned, at fair value	77,758	938	78,696
Operating lease right of use asset	6,884	1,721	8,605
Goodwill and intangibles	113,914	24,990	138,904
Property and equipment, net	2,049	-	2,049
Prepaid expenses and other assets	2,387	-	2,387
Total assets	$356,946	$(7,436)	$349,510

Liabilities:
Securities loaned	$27,942	$-	$27,942
Financial instruments sold, not yet purchased, at fair value	5,675	-	5,675
Note payable	12,379	-	12,379
Accrued compensation and benefits	26,822	253	27,075
Accounts payable and accrued expenses	16,021	(1,279)	14,742
Operating lease liabilities	8,293	2,288	10,581
Total liabilities	97,132	1,262	98,394

Equity	259,814	(8,698)	251,116

Total liabilities & equity	$356,946	$(7,436)	$349,510

1)	Focus report audit of B. Riley Securities as of and for the year ended December 31, 2024.
2)	Reflects the contribution of Cascadia Investments Inc. and other immaterial subsidiaries contributed to B. Riley Securities Holdings, Inc. as if the March 2025 contribution was made on December 31, 2024.

B. RILEY SECURITIES HOLDINGS, INC.

Condensed Consolidated Statements of Operations

Year Ended December 31, 2024

(Unaudited)

(in thousands)

	B. Riley Securities, Inc. (1)	Other wholly owned unaudited subsidiaries (2)	As Adjusted B. Riley Securities Holdings, Inc.
Revenues
Investment banking:	$146,887	$7,045	$153,932
Institutional brokerage	(18,824)	(556)	(19,380)
Interest	78,229	76	78,305
Other income	3,866	945	4,811
Total revenues	$210,158	$7,510	$217,668

Expenses
Compensation and benefits	$117,745	$1,363	$119,108
Interest	66,518	-	66,518
Other operating expenses	47,947	3,456	51,403
Total expenses	232,210	4,819	237,029
Operating net income (loss)	(22,052)	2,691	(19,361)

Other income/expense	-	(515)	(515)
Net income (loss) before income taxes	(22,052)	2,176	(19,876)
Income tax (benefit) expense	(5,954)	587	(5,367)
Net income (loss)	$(16,098)	$1,589	$(14,509)

1)	Focus report audit of B. Riley Securities as of and for the year ended December 31, 2024.
2)	Reflects the contribution of Cascadia Investments Inc. and other immaterial subsidiaries contributed to the group subsequent to December 31, 2024.

B. RILEY SECURITIES HOLDINGS, INC.

Reconciliation of GAAP to Adjusted Full Year 2024 Results

(Unaudited)

(in thousands)

	B. Riley Securities, Inc. (1)	Other wholly owned unaudited subsidiaries (2)	As Adjusted B. Riley Securities Holdings, Inc.
Reconciliation of GAAP to adjusted financials:
GAAP revenue	$210,158	$7,510	$217,668

Adjustments:
Legacy positions losses (gains) (3)	59,182	556	59,738
Loans at fair value	63	-	63
Committed equity facility gains (losses)	-	(515)	(515)
Total adjustments	59,245	41	59,286
Adjusted revenue	269,403	7,551	276,954
Securities lending interest expense	(65,939)	-	(65,939)
Adjusted net revenue (a non-GAAP figure)	$203,464	$7,551	$211,015

Net income	$(16,098)	$1,589	$(14,509)

Adjustments:
Fair value adjustment of contingent acquisition consideration	(379)	-	(379)
Share based compensation	5,757	-	5,757
Legacy positions losses (gains) (3)	59,182	556	59,738
Loans at fair value	63	-	63
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(17,448)	(150)	(17,598)
Adjusted net income	$31,077	$1,995	$33,072

1)	Focus report audit of B. Riley Securities as of and for the year ended December 31, 2024.
2)	Reflects the contribution of Cascadia Investments Inc. and other immaterial subsidiaries contributed to the group subsequent to December 31, 2024.
3)	Legacy investment positions held at BRS that are not, following the carve-out, part of BRS’ go-forward strategy.

Contact:

Jo Anne McCusker

B. Riley Securities

press@brileysecurities.com

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